Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 31, 2005 accompanying the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 10-KSB/A for the year ended March 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statement of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003.)

/s/ RAYMOND CHABOT GRANT THORNTON LLP

Raymond Chabot Grant Thornton LLP

Ottawa, Canada

November 17, 2005